Exhibit 99.1

Agricon Global Corporation

NEWS RELEASE
25 E. 200 South
Lehi, Utah 84043	For Immediate Release, April 17, 2014

Agricon Global Corporation Announces the Resignation of Allan Kronborg as CEO

Lehi, Utah, April 17, 2014—Agricon Global Corporation (Agricon) (OTC BB: AGRC), announced today the Resignation of Allan Kronborg as its Chief Executive Officer (CEO). Mr. Kronborg, who was appointed as CEO in August 2013, will remain on the board of directors, but has other business ventures that require his time and attention.

Mr. Robert Bench, who will continue as President, CFO and Director said “We are pleased that Mr. Kronborg will continue to contribute as a Director of the company and appreciate the time he has spent for the company as its CEO.

About Agricon Global Corporation

Agricon is a development stage smaller reporting public company that recently acquired 3,200 hectares (8,000 acres) with an option to acquire an additional 3,200 hectares in Ghana, West Africa. Agricon plans to continue to explore other business opportunities in the future.

Forward-Looking Statements

Statements about the expected timing, and all other statements in this press release, other than historical facts, constitute forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those projected. A number of the matters discussed herein that are not historical or current facts deal with potential future circumstances and developments which may or may not materialize. This press release speaks only as of its date, and except as required by law, we disclaim any duty to update the information herein.

Source:	Agricon Global Corporation
Contact: Robyn Farnsworth
+1-801-592-3000
robyn@agriconglobal.com
bbench@agriconglobal.com